Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholders
TW Sports, Inc.

We hereby consent to the use in this Registration Statement of TW Sports, Inc., on Form S-1, of our report on the financial statements of TW Sports, Inc., dated June 13, 2008, related to the financial statements of TW Sports, Inc., as of May 31, 2008, and for the period from inception (April 2, 2008) through May 31, 2008.   We also hereby consent to use of our name in “Experts” in this Registration Statement.

/s/ McKennon Wilson & Morgan LLP

Irvine, California
June 13, 2008